EXHIBIT 10(SS)
                           BANK OF BOSTON CORPORATION

                               THE BOSTON BANCORP

                                  March 7, 1996

Bank of Boston Corporation
The Boston Bancorp

Gentlemen:

         This Letter Agreement amends certain provisions of the Agreement and Plan of Reorganization by and between Bank of Boston Corporation ("Bank of Boston") and The Boston Bancorp ("Bancorp") dated as of October 10, 1995 (the "Merger Agreement") and Schedule 1 attached thereto ("Schedule 1"). Bank of Boston and Bancorp have agreed to modify certain terms of the Merger Agreement and Schedule 1 as follows:

A.       Amendments to the Merger Agreement

         1. The definition of "Adjusted Net Worth" in Article 1 is hereby amended in subpart (iv) by substituting the words "Thrift Fund" for "Central Fund."

         2. The term and definition of "Central Fund" contained in Article 1 is hereby deleted in its entirety.

         3. The definition of "Material Adverse Effect" in Article 1 is hereby amended by inserting the following phrase immediately at the end thereof:

                 "; provided further that the agreement of the parties to use zero as the minimum value for the variable component of the formula for determining the Conversion Number shall not prejudice the rights of either party in determining whether a Material Adverse Effect has occurred for purposes of this Agreement."

         4. Article 1 is hereby amended by adding the following definition after the definition of "Termination Date," on page 9:

                 "Thrift Fund" shall mean the Thrift Institution Fund for Economic Development."

         5. Section 2.09(a) is hereby amended by deleting paragraph (i) in its entirety and inserting the following new paragraph (i) in place thereof:

                 "(i) the sum of (A) $40,640,806.00 and (B) an amount equal to the greater of (1) zero, or (2) the sum of
                 (a) the Adjusted Net Worth as of the close of business on the Measurement Date, (b) the product of $40,000.00 and the number of days after the Measurement Date to and including the Closing Date, and (c) the aggregate exercise price of all options to purchase Seller Common Stock outstanding at the close of business on the Measurement Date, by"

         6. Section 3.04 is hereby amended by substituting the words "Thrift Fund" for "Central Fund" in line 6.

         7. Section 4.04 is hereby amended by substituting the words "Thrift Fund" for "Central Fund" in line 3.
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         8. Section 8.01 is hereby amended by renumbering paragraphs (d) and (e)
as paragraphs (e) and (f) respectively and inserting the following new paragraph
(d) therein:

                 "(d) by Buyer if the Adjusted Net Worth of Seller shall at any time after the date hereof equal an amount less than zero;"

B.       Amendment to Schedule 1

         Delete item 2 following the discussion of the mandatory pre-closing transactions on Page 2 and replace with the following:

                 "Liquidate all outstanding advances previously made to the Thrift Fund."

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         Except as expressly set forth herein, all terms and conditions of the
Merger Agreement and Schedule 1 are hereby ratified and confirmed and shall remain in full force and effect and each party hereto expressly affirms all of its obligations under the Merger Agreement and Schedule 1. Please acknowledge your agreement with the foregoing amendments by signing the enclosed copy of this letter in the places provided below.

                                               Very truly yours,

                                               BANK OF BOSTON CORPORATION

                                               By: _____________________________

                                               THE BOSTON BANCORP

                                               By: _____________________________